Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Dreyfus Investment Funds:

We consent to the use of our reports, dated February 25, 2011, for Dreyfus/Standish Fixed Income Fund and Dreyfus/Standish International Fixed Income Fund, each a series of Dreyfus Investment Funds, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

New York, New York
April 25, 2011

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Dreyfus Investment Funds:

We consent to the use of our report, dated February 25, 2011, for Dreyfus/Standish Global Fixed Income Fund, a series of Dreyfus Investment Funds, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

New York, New York
April 25, 2011